Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the use of our reports dated September 10, 2004, on the financial statements and financial highlights of the USAA Aggressive Growth Fund, the USAA Capital Growth Fund, the USAA First Start Growth Fund, the USAA Growth Fund, the USAA Growth & Income Fund, the USAA High-Yield Opportunities Fund, the USAA Income Fund, the USAA Income Stock Fund, the USAA
Intermediate-Term Bond Fund, the USAA Money Market Fund, the USAA Science & Technology Fund, the USAA Short-Term Bond Fund, the USAA Small Cap Stock Fund, and the USAA Value Fund, as of and for the year ended July 31, 2004 in the Post-Effective Amendment Number 71 to the Registration Statement (Form N-1A No. 2-49560).

                                                              ERNST & YOUNG LLP


San Antonio, Texas
November 18, 2004